CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Global Wataire, Inc.
534 Delaware, Suite 412
Buffalo, New York 14202

We consent to the use of our report dated November 29, 2007, in the Registration Statement on Form SB-2, with respect to the consolidated balance sheets of Global Wataire, Inc. as of August 31, 2007 and 2006, and the related statements of operations, changes in stockholder’s deficit and cash flows for the years then ended.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ROTENBERG & CO., llp

Rochester, New York
December 21, 2007